TO BUSINESS EDITOR:

Hovnanian Enterprises Reports 76% Increase in Third Quarter EPS;
Posts Record Revenues, Earnings, Net Contracts, Deliveries and Backlog; Raises Fiscal 2003 and 2004 EPS Projections

      Highlights For The Quarter Ended July 31, 2003

      -- Net earnings totaled $68.8 million, or $2.11 per fully diluted share, a 76% increase over the record $1.20 per share achieved in last year's third quarter. Excluding earnings from acquisitions closed within the last twelve months, more than 95% of the growth in earnings came from organic operations.

      -- Revenues increased to $848.8 million, up 20% from $704.6 million during the same period last year. The Company's pretax margin rose to 12.9% from 8.8% in the prior year's third quarter.

      -- Return on beginning equity for the latest twelve months ended
         July 31, 2003 was 43.5%, a strong indication of the Company's ability to create shareholder value. Earnings for the latest twelve months grew to $6.70 per diluted share.

      -- Management is increasing its projection for fiscal 2003 earnings to more than $7.50 per fully diluted share from the prior forecast of $6.50 to $6.75 per share. The revised 2003 estimate represents net
         income of $245 million, an increase of 78% from fiscal 2002. For fiscal 2004, earnings are expected to exceed $8.25 per fully diluted
         share, an increase from the prior estimate of $7.50 per share.

      -- The Company's consolidated homebuilding gross margin, excluding land sales, was 25.5%, an increase of 330 basis points from the third quarter of fiscal 2002.

      -- Deliveries increased to 3,066 homes, an all-time record for any quarter in the Company's 44 year history. Net contracts climbed to
         3,484 homes valued at $963.6 million, up 37% from last year's results.

      -- Contract backlog at July 31, 2003 was an all-time company record of
         5,718 homes with a sales value of $1.6 billion, an increase in dollar value of 33% from the same period last year.

      -- In August, after the quarter end, Hovnanian closed the previously announced acquisition of Great Western Homes, a builder of first-time and move-up homes throughout the Phoenix metropolitan area. The acquisition marks Hovnanian's entry into the Phoenix marketplace
and
         expands the Company's operations in the Southwestern United
States.

    RED BANK, N.J., Sept. 3 /PRNewswire-FirstCall/ -- Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of
$68.8 million, or $2.11 per fully diluted share, on $848.8 million in total revenue for the third quarter ended July 31, 2003. Last year's third quarter net income was $39.2 million, or $1.20 per fully diluted share, on revenue of $704.6 million. Pretax earnings from Financial Services increased to
$6.0 million, up 21% from last year's third quarter.
    For the nine months ended July 31, 2003, revenue reached $2.16 billion, up 25% compared to $1.72 billion in the year earlier period. Net income for the first nine months of fiscal 2003 increased 100% to $166.1 million, or $5.06 per fully diluted share compared to $83.3 million or $2.61 per share in 2002. The dollar value of year-to-year net contracts during the nine-month period increased by 36% and the number of home deliveries rose by 20%.

    Comments from Management
    "We continued to set company records for growth and profitability during the third quarter," said Ara K. Hovnanian, President and Chief Executive Officer of the Company. "Our record earnings reflect the favorable supply and demand trends in many of our markets that have allowed us to increase home prices in many communities. Hovnanian is well positioned to take advantage of these trends due to our diverse offering of home styles aimed at a range of homebuyers from first-time homeowners to active adults. Our teams of homebuilding professionals are contributing to our success and creating value for our shareholders by continuing to acquire and develop excellent land positions in supply constrained markets. At the same time, our process improvements have further enhanced our profitability through increased efficiencies in our housing production.
The result is a 330 basis point improvement in our consolidated homebuilding gross margin for the quarter, compared with last year's third quarter. The strength in underlying demographic trends, low mortgage rates and healthy consumer demand have all contributed to our ability to raise prices in many locations and thus consistently beat our internal expectations," he added.
    "Our record contract backlog provides good forward earnings visibility as we approach the end of our fiscal year and look forward to fiscal 2004. Our strong third quarter results and improved margins allow us to increase our projection for the current fiscal year, ending October 31st, to more than $7.50 per fully diluted share," Mr. Hovnanian stated. "This revised earnings projection represents a 75% increase from last year's record earnings of $4.28 per fully diluted share. Fiscal 2003 revenue is expected to climb to over $3.0 billion, and deliveries are anticipated to exceed 11,000 homes. We now project that our fiscal 2004 revenues will exceed $3.8 billion with more than 14,000 home deliveries. Earnings for fiscal 2004 are projected to exceed $8.25 per diluted share. We expect to enter fiscal 2004, which begins in less than 60 days, with more than 45% of our projected 2004 deliveries already in backlog," Mr. Hovnanian concluded.
    "Earnings before interest expenses, income taxes, depreciation, amortization and other non-cash write-offs and charges ("EBITDA") for the third quarter rose 45% to $135.0 million from $93.0 million in the third quarter of 2002," said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. "EBITDA covered the amount of interest incurred in the quarter by 7.6 times. The Company's ratio of net recourse debt-to-equity was 0.96 to 1.0 at July 31, 2003, after taking more than $100 million of excess cash into consideration. This compares with a net recourse debt-to-equity ratio of 1.13 to 1.0 at the end of the third quarter in 2002," he added.
    During the quarter, the Company increased the aggregate commitment amount of its unsecured revolving credit facility from $513 million to $590 million. There was no outstanding balance on the revolving credit facility at the end of the quarter, and the Company had more than $100 million in excess cash. "The expansion of our credit facility improves our overall liquidity, providing additional flexibility to fund ongoing operations and our continued growth," Mr. Sorsby said. "We continue to achieve significant growth while simultaneously lowering our debt ratios. The Great Western Homes acquisition had no significant impact on the Company's leverage, and we expect that the Company's average net leverage ratio for all of fiscal 2003 will be approximately 1.0 to 1.0," he added.
    Following the end of the quarter, Moody's Investor Service upgraded the Company's credit rating on senior notes to Ba2 (from Ba3) and senior subordinated notes to Ba3 (from B2). "The recent upgrades by both Moody's and Standard and Poor's validate our successful geographic diversification initiatives and improving credit profile," Mr. Sorsby concluded.

    In Closing
    "We remain focused on organic growth and profitability as well as the successful integration of recent acquisitions," commented Mr. Hovnanian. "Our Company continues to rank near the top of the housing industry for both earnings growth and return on invested capital. We are confident that the implementation of our growth strategies and our commitment to process improvement will allow us to continue to set new benchmarks for profitability in the future," he said.
    Hovnanian Enterprises will webcast its third quarter earnings conference call at 11:00 a.m. EDT tomorrow morning, September 4th, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the Investor Relations section of Hovnanian Enterprises' Web site at www.khov.com and via www.streetevents.com. For those who are not available to listen to the live webcast, a replay will be available on both websites.
    Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation's largest homebuilders with operations in Arizona, California, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company's homes are marketed and sold under the trade names K. Hovnanian, Washington Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Fortis Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Summit Homes and Great Western Homes. As the developer of K. Hovnanian's Four Seasons communities, the Company is also one of the nation's largest builders of active adult homes.
    Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company's 2002 annual report, can be accessed through the Investors page of the Hovnanian Web site at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an email to IR@khov.com or sign up at http://www.khov.com.

    Non-GAAP Financial Measures:
    EBITDA is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

    Note:   All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing,
(7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2002.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2003
Statements of Consolidated Income
(Dollars in Thousands, Except Per Share)
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2003	2002	2003	2002
                                 ---------        --------      ----------
----------
Total Revenues	$848,817	$704,636	$2,156,269	$1,719,696

Costs and Expenses	739,009	642,675	1,890,897	1,586,365
                            ---------        --------       ----------
----------
Income Before
 Income Taxes	109,808	61,961	265,372	133,331

Provision for Taxes	41,006	22,774	99,241	50,073
                             --------        ---------      ----------
----------
Net Income	$68,802	$39,187	$166,131	$83,258
                             ========        =========      ==========
==========
Per Share Data:
  Basic:
   Income per common
    share	$2.25	$1.27	$5.35	$2.76
   Weighted Average Number
    of Common Shares
    Outstanding	30,630	30,877	31,044	30,188

  Assuming Dilution:
    Income per common
     share	$2.11	$1.20	$5.06	$2.61
    Weighted Average
     Number of Common
     Shares Outstanding	32,543	32,730	32,806	31,922

Hovnanian Enterprises, Inc.
July 31, 2003
Homebuilding Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin	Homebuilding Gross Margin
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2003	2002	2003	2002
                                ---------         --------       ----------
----------
	(Unaudited)
Sale of Homes	$830,734	$681,329	$2,104,788	$1,656,813
Cost of Sales	618,650	530,154	1,572,306	1,303,637
                            ---------        --------       ----------
-----------
Homebuilding
 Gross Margin	$212,084	$151,175	$532,482	$353,176
                            =========        ========       ==========
===========

Gross Margin Percentage	25.5%	22.2%	25.3%	21.3%

	Land Sales Gross Margin	Land Sales Gross Margin
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2003	2002	2003	2002
                                 ---------        --------         --------
---------

Land and Lot Sales	$3,314	$10,587	$13,064	$29,127
Cost of Sales	3,247	9,522	9,988	24,048
                             --------        --------         --------
--------
Land and Lot Gross Margin	$67	$1,065	$3,076	$5,079
                             ========        ========         ========
========

Hovnanian Enterprises, Inc.
July 31, 2003
Reconciliation of EBITDA to Net Income
(Dollars in Thousands)
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2003	2002	2003	2002
                                  --------         -------        --------
-------
	(Unaudited)
Net Income	68,802	39,187	166,131	83,258
Income Taxes	41,006	22,774	99,241	50,073
Interest expense	17,204	15,849	44,308	42,353
                             --------          -------        --------
--------
  EBIT(1)	127,012	77,810	309,680	175,684
Depreciation	1,721	1,660	4,946	5,002
Amortization Debt Fees	1,977	316	2,614	1,805
Amortization of
 Intangibles	4,336	1,166	8,965	2,722
Asset Write-off	-	12,000	-	12,000
                             --------          -------        --------
--------
  EBITDA(2)	135,046	92,952	326,205	197,213
                             ========          =======        ========
========

INTEREST INCURRED	17,807	15,746	48,232	42,002

EBITDA TO
 INTEREST INCURRED	7.6	5.9	6.8	4.7

(1) EBIT is a non-GAAP financial measure. The most directly comparable
    GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents
    earnings before interest expense, income taxes, depreciation, amortization and other non-cash write-offs and charges.

Hovnanian Enterprises, Inc.
July 31, 2003
Interest Incurred, Expensed and Capitalized
(Dollars is Thousands)
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
	2003	2002	2003	2002
                                  -------         -------          -------
-------
	(Unaudited)
Interest Capitalized at
 Beginning of Period	$25,480	$24,876	$22,159	$25,124
Plus Interest Incurred	17,807	15,746	48,232	42,002
Less Interest Expensed	17,204	15,849	44,308	42,353
                             --------         -------         --------
--------
Interest Capitalized at
 End of Period	$26,083	$24,773	$26,083	$24,773
                                  ========         =======         ========
========

Hovnanian Enterprises, Inc.
Summary Financial Projection
(Dollars in Millions except per share or where noted)
(Unaudited)
	Trailing
	Fiscal Year	Fiscal Year	12 Mos.	Fiscal Year	Fiscal Year
	10/31/2001	10/31/2002	07/31/2003
2003Projection  2004 Projection
             -----------    -----------     -----------  -------------
-- ---------------
Total Revenues
 ($ Billion)	$1.74	$2.55	$2.99	> $3.00	> $3.80
Income Before
 Income
 Taxes	$106.4	$226.6	$357.8	> $395.0	> $435.5
Pre-tax
 Margin	6.1%	8.9%	12.0%	> 13.2%	> 11.5%
Net Income	$63.7	$137.7	$220.6	> $245.0	> $270.0
Earnings
 Per Share
 (fully
 diluted)	$2.29	$4.28	$6.70	> $7.50	> $8.25
* 2003 Projection is based on three quarters of actual data and one quarter of projected results.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)
	July 31,	October 31,
ASSETS	2003	2002
	-----------	-----------
	(unaudited)
Homebuilding:
  Cash and cash equivalents................	$110,820	$262,675
	-----------	-----------
  Inventories - At the lower of cost or fair
   value:
    Sold and unsold homes and lots under
     development............................	1,090,908	803,829
	-----------	-----------
    Land and land options held for future
     development or sale....................	280,706	171,081
	-----------	-----------
    Consolidated Inventory Not Owned:
      Specific performance options..........	72,436	67,183
      Variable interest entities............	93,252
      Other options.........................	54,377	39,489
	-----------	-----------
        Total Consolidated Inventory
         Not Owned..........................	220,065	106,672
	-----------	-----------
           Total Inventories................	1,591,679	1,081,582
	-----------	-----------

Receivables, deposits, and notes............	45,742	26,276
	-----------	-----------

Property, plant, and equipment - net........	27,110	19,242
	-----------	-----------

Senior residential rental properties - net..	9,215	9,504
	-----------	-----------

Prepaid expenses and other assets...........	93,695	86,582
	-----------	-----------

Goodwill and indefinite life intangibles....	82,283	82,275
	-----------	-----------

Definite life intangibles...................	59,244
	-----------	-----------
        Total Homebuilding..................	2,019,788	1,568,136
	-----------	-----------

Financial Services:
  Cash and cash equivalents.................	8,819	7,315
  Mortgage loans held for sale..............	152,211	91,451
  Other assets..............................	3,119	11,226
	-----------	-----------
    Total Financial Services................	164,149	109,992
	-----------	-----------

Income Taxes Receivable - Including deferred
 tax benefits...............................	11,717
	-----------	-----------
Total Assets................................	$2,195,654	$1,678,128
	===========	===========

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Data)

         	July 31,	October 31,
LIABILITIES AND STOCKHOLDERS' EQUITY	2003	2002
	-----------	-----------
	(unaudited)
Homebuilding:
  Nonrecourse land mortgages................	$29,173	$11,593
  Accounts payable and other liabilities....	211,054	198,290
  Customers' deposits.......................	61,263	40,422
  Nonrecourse mortgages secured by operating
   properties...............................	3,177	3,274
  Liabilities from inventory not owned......	116,597	97,983
	-----------	-----------
    Total Homebuilding......................	421,264	351,562
	-----------	-----------
Financial Services:
  Accounts payable and other liabilities....	6,641	4,857
  Mortgage warehouse line of credit.........	137,039	85,498
	-----------	-----------
    Total Financial Services................	143,680	90,355
	-----------	-----------
Notes Payable:
  Term loan.................................	115,000	115,000
  Senior notes..............................	387,029	396,390
  Senior subordinated notes.................	300,000	150,000
  Accrued interest..........................	17,738	9,555
	-----------	-----------
    Total Notes Payable.....................	819,767	670,945
	-----------	-----------
Income Taxes Payable - Net of deferred tax
 benefits.		777
	-----------	-----------
    Total Liabilities.......................	1,384,711	1,113,639
	-----------	-----------

Minority interest from inventory not owned..	80,137
	-----------	-----------
Minority interest from joint ventures.......	1,860	1,940
	-----------	-----------
Stockholders' Equity:
  Preferred Stock, $.01 par value-authorized
   100,000 shares; none issued..............
  Common Stock, Class A, $.01 par value-authorized
   87,000,000 shares; issued 27,875,001 shares at
   July 31, 2003 and 27,453,994 shares at October 31,
   2002 (including 5,342,599 shares at July 31, 2003
   and 4,343,240 shares at October 31, 2002 held
   in Treasury).............................	279	275
Common Stock, Class B, $.01 par value (convertible to
  Class A at time of sale) authorized 13,000,000
  shares; issued 7,772,342 shares at July 31, 2003
  and 7,788,061 shares at October 31, 2002
  (including 345,874 shares at July 31, 2003 and
  October 31, 2002 held in Treasury)........	78	78
  Paid in Capital...........................	160,479	152,977
  Retained Earnings.........................	613,933	447,802
  Deferred Compensation.....................		(21)
  Treasury Stock - at cost..................	(45,823)	(38,562)
	-----------	-----------
Total Stockholders' Equity..................	728,946	562,549
	-----------	-----------
Total Liabilities and Stockholders' Equity.. $2,195,654		$1,678,128
	===========	===========

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Data)
(Unaudited)
	Three Months Ended	Nine Months Ended
	July 31,	July 31,
                                      -----------------------------  ------
----------------
	2003	2002	2003	2002
	---------	---------	----------	----------
Revenues:
  Homebuilding:
    Sale of homes......	$ 830,734	$ 681,329	$2,104,788	$1,656,813
    Land sales and
     other revenues....	4,441	12,651	16,445	34,564
	---------	---------	----------	----------
      Total
       Homebuilding....	835,175	693,980	2,121,233	1,691,377
  Financial Services...	13,642	10,656	35,036	28,319
	---------	---------	----------	----------
    Total Revenues.....	848,817	704,636	2,156,269	1,719,696
	---------	---------	----------	----------
Expenses:
  Homebuilding:
    Cost of sales......	621,897	539,676	1,582,294	1,327,685
    Selling, general
     and administrative	66,136	52,882	180,035	138,177
    Inventory impairment
     loss..............	149	426	1,633	2,755
	---------	---------	----------	----------
      Total Homebuilding	688,182	592,984	1,763,962	1,468,617
  Financial Services...	7,635	5,694	19,629	16,156
  Corporate General and
   Administrative......	16,978	12,195	45,026	33,700
  Interest.............	17,204	15,849	44,308	42,353
  Other Operations.....	9,010	3,953	17,972	13,539
  Restructuring Charges/
   Asset Writeoff......		12,000		12,000
	---------	---------	----------	----------
      Total Expenses...	739,009	642,675	1,890,897	1,586,365
	---------	---------	----------	----------
Income Before Income
 Taxes.................	109,808	61,961	265,372	133,331
	---------	---------	----------	----------
State and Federal Income Taxes:
  State................	5,439	1,679	11,874	5,086
  Federal..............	35,567	21,095	87,367	44,987
	---------	---------	----------	----------
    Total Taxes........	41,006	22,774	99,241	50,073
	---------	---------	----------	----------
Net Income.............	$68,802	$39,187	$166,131	$83,258
	=========	=========	==========	==========
Per Share Data:
Basic:
  Income per common
   share...............	$2.25	$1.27	$5.35	$2.76
	=========	=========	==========	==========
  Weighted average number
   of common shares
   outstanding..........	30,630	30,877	31,044	30,188
Assuming dilution:
  Income per common share	$2.11	$1.20	$5.06	$2.61
	=========	=========	==========	==========
  Weighted average number
   of common shares
   outstanding..........	32,543	32,730	32,806	31,922

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                                Communities Under Development
                                   Three Months - 7/31/03
                                                     Net Contracts
                                                  Three Months Ended
                                                       31-Jul-03
                                                2003        2002    %
Change
    NE Region
                       Homes                      889         534
66.5%
                       Dollars                261,625     148,390
76.3%
                       Avg. Price             294,291     277,884
5.9%
    N. Carolina
                       Homes                      396         296
33.8%
                       Dollars                 72,322      55,660
29.9%
                       Avg. Price             182,630     188,039
(2.9%)
    Metro D.C.
                       Homes                      469         304
54.3%
                       Dollars                167,495      98,828
69.5%
                       Avg. Price             357,133     325,091
9.9%
    California
                       Homes                    1,093       1,121
(2.5%)
                       Dollars                336,889     288,885
16.6%
                       Avg. Price             308,224     257,703
19.6%
    Texas
                       Homes                      637         257
147.9%
                       Dollars                125,292      54,437
130.2%
                       Avg. Price             196,691     211,817
(7.1%)
    Other
                       Homes                      N/A          37
N/A
                       Dollars                    N/A       6,443
N/A
                       Avg. Price                 N/A     174,148
N/A
    Total
                       Homes                    3,484       2,549
36.7%
                       Dollars                963,623     652,643
47.6%
                       Avg. Price             276,585     256,039
8.0%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                                Communities Under Development
                                   Three Months - 7/31/03
                                                      Deliveries
                                                  Three Months Ended
                                                       31-Jul-03
                                                2003        2002    %
Change
    NE Region
                       Homes                      647         570
13.5%
                       Dollars                210,039     177,153
18.6%
                       Avg. Price             324,635     310,795
4.5%
    N. Carolina
                       Homes                      365         393
(7.1%)
                       Dollars                 65,399      72,437
(9.7%)
                       Avg. Price             179,175     184,318
(2.8%)
    Metro D.C.
                       Homes                      324         386
(16.1%)
                       Dollars                100,184     110,030
(8.9%)
                       Avg. Price             309,210     285,052
8.5%
    California
                       Homes                    1,090         926
17.7%
                       Dollars                325,205     242,631
34.0%
                       Avg. Price             298,353     262,021
13.9%
    Texas
                       Homes                      640         286
123.8%
                       Dollars                129,907      65,432
98.5%
                       Avg. Price             202,980     228,783
(11.3%)
    Other
                       Homes                      N/A          86
N/A
                       Dollars                    N/A      13,646
N/A
                       Avg. Price                 N/A     158,674
N/A
    Total
                       Homes                    3,066       2,647
15.8%
                       Dollars                830,734     681,329
21.9%
                       Avg. Price             270,950     257,397
5.3%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                   Three Months - 7/31/03


                                                       Contract Backlog
                                                          31-Jul-03
                                                2003          2002   %
Change
    NE Region
                       Homes                     2,266        1,578
43.6%
                       Dollars                 613,884      442,037
38.9%
                       Avg. Price              270,911      280,125
(3.3%)
    N. Carolina
                       Homes                       672          564
19.1%
                       Dollars                 128,997      108,502
18.9%
                       Avg. Price              191,960      192,380
(0.2%)
    Metro D.C.
                       Homes                     1,035          920
12.5%
                       Dollars                 368,910      292,044
26.3%
                       Avg. Price              356,435      317,439
12.3%
    California
                       Homes                     1,103        1,007
9.5%
                       Dollars                 359,821      286,876
25.4%
                       Avg. Price              326,220      284,882
14.5%
    Texas
                       Homes                       642          295
117.6%
                       Dollars                 127,636       69,556
83.5%
                       Avg. Price              198,810      235,783
(15.7%)
    Other
                       Homes                       N/A           39
N/A
                       Dollars                     N/A        6,456
N/A
                       Avg. Price                  N/A      165,547
N/A
    Total
                       Homes                     5,718        4,403
29.9%
                       Dollars               1,599,248    1,205,471
32.7%
                       Avg. Price              279,687      273,784
2.2%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                    Nine Months - 7/31/03

                                                     Net Contracts
                                                   Nine Months Ended
                                                       31-Jul-03
                                                 2003         2002   %
Change
    NE Region
                       Homes                     1,896        1,478
28.3%
                       Dollars                 582,015      423,227
37.5%
                       Avg. Price              306,970      286,351
7.2%
    N. Carolina
                       Homes                     1,171        1,074
9.0%
                       Dollars                 214,700      198,848
8.0%
                       Avg. Price              183,348      185,147
(1.0%)
    Metro D.C.
                       Homes                     1,229        1,085
13.3%
                       Dollars                 422,477      341,919
23.6%
                       Avg. Price              343,757      315,133
9.1%
    California
                       Homes                     2,994        2,394
25.1%
                       Dollars                 882,976      634,009
39.3%
                       Avg. Price              294,915      264,832
11.4%
    Texas
                       Homes                     1,722          778
121.3%
                       Dollars                 338,197      171,409
97.3%
                       Avg. Price              196,398      220,320
(10.9%)
    Other
                       Homes                         2          172
(98.8%)
                       Dollars                     313       26,861
(98.8%)
                       Avg. Price              156,700      156,170
0.3%
    Total
                       Homes                     9,014        6,981
29.1%
                       Dollars               2,440,678    1,796,273
35.9%
                       Avg. Price              270,765      257,309
5.2%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                    Nine Months - 7/31/03

                                                       Deliveries
                                                   Nine Months Ended
                                                       31-Jul-03
                                                 2003         2002   %
Change
    NE Region
                       Homes                     1,540        1,469
4.8%
                       Dollars                 494,957      455,171
8.7%
                       Avg. Price              321,401      309,851
3.7%
    N. Carolina
                       Homes                       965        1,044
(7.6%)
                       Dollars                 173,938      193,902
(10.3%)
                       Avg. Price              180,247      185,730
(3.0%)
    Metro D.C.
                       Homes                       968          944
2.5%
                       Dollars                 305,927      258,755
18.2%
                       Avg. Price              316,040      274,105
15.3%
    California
                       Homes                     2,846        2,094
35.9%
                       Dollars                 819,369      535,961
52.9%
                       Avg. Price              287,902      255,951
12.5%
    Texas
                       Homes                     1,519          746
103.6%
                       Dollars                 309,336      172,778
79.0%
                       Avg. Price              203,645      231,606
(12.1%)
    Other
                       Homes                         9          258
(96.5%)
                       Dollars                   1,261       40,246
(96.9%)
                       Avg. Price              140,111      155,992
(10.2%)
    Total
                       Homes                     7,847        6,555
19.7%
                       Dollars               2,104,788    1,656,813
27.0%
                       Avg. Price              268,228      252,756
6.1%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                    Nine Months - 7/31/03

                                                       Contract Backlog
                                                          31-Jul-03
                                                 2003         2002   %
Change
    NE Region
                       Homes                     2,266        1,578
43.6%
                       Dollars                 613,884      442,037
38.9%
                       Avg. Price              270,911      280,125
(3.3%)
    N. Carolina
                       Homes                       672          564
19.1%
                       Dollars                 128,997      108,502
18.9%
                       Avg. Price              191,960      192,380
(0.2%)
    Metro D.C.
                       Homes                     1,035          920
12.5%
                       Dollars                 368,910      292,044
26.3%
                       Avg. Price              356,435      317,439
12.3%
    California
                       Homes                     1,103        1,007
9.5%
                       Dollars                 359,821      286,876
25.4%
                       Avg. Price              326,220      284,882
14.5%
    Texas
                       Homes                       642          295
117.6%
                       Dollars                 127,636       69,556
83.5%
                       Avg. Price              198,810      235,783
(15.7%)
    Other
                       Homes                       N/A           39
N/A
                       Dollars                     N/A        6,456
N/A
                       Avg. Price                  N/A      165,547
N/A
    Total
                       Homes                     5,718        4,403
29.9%
                       Dollars               1,599,248    1,205,471
32.7%
                       Avg. Price              279,687      273,784
2.2%
    DELIVERIES INCLUDE EXTRAS

SOURCE  Hovnanian Enterprises, Inc.
    -0-                             09/03/2003
    /CONTACT: Kevin C. Hake, Vice President and Treasurer, +1-732-747-7800, or Brian A. Cheripka, Assistant Director of Investor Relations, +1-732-747-7800, both of Hovnanian Enterprises, Inc./
    /First Call Analyst: /
    /Web site:  http://www.khov.com /